UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 5, 2016

DEVON ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-32318	73-1567067
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 W. SHERIDAN AVE., OKLAHOMA CITY, OK	73102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (405) 235-3611

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 5, 2016, Devon Energy Corporation (the “Company”) announced that it has commenced tender offers to purchase for cash up to an aggregate principal amount of the 8.250% notes due 2018, the 2.250% notes due 2018, the 6.300% notes due 2019, the 7.500% notes due 2027, the 7.875% debentures due 2031, the 7.950% debentures due 2032, the 5.850% notes due 2025, the 4.000% notes due 2021, the 5.600% notes due 2041 and the 3.250% notes due 2022 (collectively, the “Notes”), issued by the Company or its subsidiaries, that will not result in the aggregate purchase price for the Notes, excluding accrued and unpaid interest, to exceed the aggregate maximum repurchase amount of $1 billion. The tender offers are being made exclusively pursuant to an offer to purchase dated December 5, 2016, which sets forth the terms and conditions of the tender offers.

Furnished as Exhibit 99.1 and incorporated herein by reference is a copy of the press release announcing the tender offers.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated December 5, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVON ENERGY CORPORATION

Date: December 5, 2016	By:	/s/ Jeffrey L. Ritenour
		Name:	Jeffrey L. Ritenour
		Title:	Senior Vice President, Corporate Finance, Investor Relations and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated December 5, 2016